Exhibit (j)(1)

Consent of Registered Independent Public Accounting Firm

To the Board of Trustees
Ambassador Money Market Fund:

We consent to the use of our report, which is incorporated herein by reference, and to the references to our Firm under the headings “Financial Highlights for Institutional Shares” and “Registered Independent Public Accounting Firm” in the Prospectus and “Registered Independent Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/KPMG LLP

Chicago, Illinois
November 25, 2008